UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
March 9, 2014
(Date of earliest event reported)
Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 9, 2014, Callon Petroleum Company (the “Company” or “Callon”) entered into an agreement (the “Agreement”) with Lone Star Value Investors, L.P., Lone Star Value Co-Invest I, L.P., Lone Star Value Investors GP, LLC, Lone Star Value Management, LLC, Jeffery E. Eberwein and Matthew R. Bob (collectively, the “Lone Star Value Stockholders”). Pursuant to the Agreement, each of the Lone Star Value Stockholders has agreed to irrevocably withdraw the nomination letter submitted to Callon in December 2013. Each Lone Star Value Stockholder further agrees, among other things, not to nominate or recommend any person for election to the Company’s board of directors at the 2014 annual meeting or submit any proposal for consideration at the 2014 annual meeting.

Pursuant to the Agreement, the Company agreed to increase its board of directors from six members to eight members and to appoint, effective on March 14, 2014, Matthew R. Bob and James M. Trimble (the “New Directors”) to the board of directors. In addition to any other committee assignments the board of directors may make, Callon has agreed that each of Mr. Bob and Mr. Trimble will be appointed to the Strategic Planning Committee, Mr. Bob will be appointed to the Nominating and Corporate Governance Committee and Mr. Trimble will be appointed to the Compensation Committee. Also pursuant to the Agreement, Callon has agreed to nominate Mr. Bob, Mr. Trimble and Anthony J. Nocchiero for election to the board of directors at the 2014 annual meeting of shareholders. The Lone Star Value Stockholders each have agreed to vote in favor of these three nominees at the Callon 2014 annual meeting.

Each of the Lone Star Value Stockholders has also agreed to a standstill, which prohibits such stockholder from: (i) soliciting or participating in the solicitation of proxies with respect Callon’s securities, (ii) acquiring Callon voting securities such that, following such acquisition, the Lone Star Stockholders would beneficially own in the aggregate in excess of 12.5% of Callon’s then-outstanding voting securities, or (iii) taking certain other specified actions, in each case in connection with the Callon’s securities, until the termination of the Agreement.

The Agreement terminates 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors.

The above summary is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, Callon’s board of directors appointed Matthew R. Bob and James M. Trimble to the board of directors, in each case effective on March 14, 2014. In addition to any other committee assignments the board of directors may make, Callon has agreed that each of Mr. Bob and Mr. Trimble will be appointed to the Strategic Planning Committee, Mr. Bob will be appointed to the Nominating and Corporate Governance Committee and Mr. Trimble will be appointed to the Compensation Committee.

Other than the Agreement, the Company is not aware of any other arrangement or understanding between any New Director and any other person pursuant to which any such New Director was appointed to the board of directors. The New Directors will participate in the non-employee director compensation programs of the Company, as described in its proxy statement for its 2013 annual meeting, as such programs are amended from time to time.

Mr. B.F. Weatherly has advised the Company that he will not stand for re-election to the board of directors at the 2014 annual meeting of stockholders. Mr. Weatherly’s decision to resign as a director did not involve any disagreement with the Company, the Company’s management or the board of directors.

Item 7.01    Regulation FD Disclosure.

On March 10, 2014, the Company issued a press release announcing its settlement with the Lone Star Value Stockholders. The full text of the press release is set forth as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title of Document

10.1
Agreement, dated March 9, 2014, among the Company and Lone Star Value Investors, L.P., Lone Star Value Co-Invest I, L.P., Lone Star Value Investors GP, LLC, Lone Star Value Management, LLC, Jeffery E. Eberwein and Matthew R. Bob

99.1	Press release dated March 10, 2014 announcing the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

March 10, 2014	By: /s/ B. F. Weatherly
B.F. Weatherly
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

10.1
Agreement, dated March 9, 2014, among the Company and Lone Star Value Investors, L.P., Lone Star Value Co-Invest I, L.P., Lone Star Value Investors GP, LLC, Lone Star Value Management, LLC, Jeffery E. Eberwein and Matthew R. Bob

99.1	Press release dated March 10, 2014 announcing the Agreement.